Exhibit 99.1

PRESS RELEASE

SEACOR MARINE ANNOUNCES STRATEGIC SALE OF VESSELS

Houston, Texas

August 7, 2025

FOR IMMEDIATE RELEASE - SEACOR Marine Holdings Inc. (NYSE: SMHI) (the “Company” or “SEACOR Marine”), a leading provider of marine and support transportation services to offshore energy facilities worldwide, today announced that it has entered into definitive agreements for the sale of two 335 foot class liftboats to JAD Construction Limited for total gross proceeds of $76.0 million in cash and an estimated gain of $30.5 million. The net proceeds from the sales of these vessels are unencumbered and the transaction is expected to close during the third quarter of 2025, subject to customary closing conditions and regulatory approvals.

Chief Executive Officer John Gellert commented:

“This transaction continues our strategic shift away from high volatility markets at a sales price that reflects the deep value of our fleet. The sale proceeds provide us with multiple options to redeploy capital into more attractive assets and explore opportunities for consolidation with an improved cost structure and a strengthened balance sheet.

These sales allow the Company to reduce its exposure to offshore wind and decommissioning markets that have experienced prolonged periods of softer demand due to deferrals and cancellations, which will help drive an improvement in our overall fleet utilization. Our actions today will also remove the anticipated cost and downtime associated with lengthy repairs on one of the vessels which were scheduled to commence in October 2025, significantly improving the Company’s liquidity profile.

I am excited about SEACOR Marine’s positioning after this sale. We have one of the youngest and highest specification fleets in the industry, with a presence in some of the most dynamic offshore markets in the world, and the opportunity to participate in the industry upcycle.”

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SEACOR Marine provides global marine and support transportation services to offshore energy facilities worldwide. SEACOR Marine operates and manages a diverse fleet of offshore support vessels that deliver cargo and personnel to offshore installations, including offshore wind farms; assist offshore operations for production and storage facilities; provide construction, well work-over, offshore wind farm installation and decommissioning support; and carry and launch equipment used underwater in drilling and well installation, maintenance, inspection and repair. Additionally, SEACOR Marine’s vessels provide emergency response services and accommodations for technicians and specialists.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by the management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, many of which are beyond the Company’s control and are described in the Company’s filings with the SEC. It should be understood that it is not possible to predict or identify all such factors. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Please visit SEACOR Marine’s website at www.seacormarine.com for additional information.

For all other requests, contact InvestorRelations@seacormarine.com